                                                                    Exhibit 10.2


                    AMENDMENT TO CHANGE IN CONTROL AGREEMENT

         THIS AMENDMENT is made effective as of the 17 day of September, 1999, by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation (the "Company") and KAREN L. HENDRICKS (the "Executive").

         WHEREAS, the parties entered into a Change in Control Agreement, dated June 26, 1996 (the "Change in Control Agreement"), and desire to amend the Change in Control Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.       Amendment to Section II. Term of Agreement.

         Section II. Term of Agreement, shall be deleted in its entirety and replaced with the following:

                  The term of this Agreement shall commence on the date hereof and continue for a period ending on August 31, 2003.


2.       Amendment to Section III.  Definitions.

         The following definition shall be inserted at the end of Section III.
         Definitions:

                  9. "Change in Control Related to Sale of Two Divisions" - the Company shall sell or transfer, at any time, in related or unrelated transactions, either simultaneously or sequentially, all or substantially all of the assets or operations of any two of its three businesses: music, contract electronics or finance.

3. Amendment to Section IV. Benefits Upon Termination Following a Change in Control.

         Subsection 1. Termination, shall be deleted in its entirety and replaced with the following:

                  1. Termination - The Executive shall be entitled to, and the Company shall pay or provide to the Executive, the benefits described in Section 2 below if:

         (i) (a) a Change in Control, other than a Change in Control Related to Sale of Two Divisions, occurs during the term of this Agreement, and (b) the Executive's employment is terminated within three (3) years following the Change in Control either by the Company, with or without cause, or the Executive, with or without cause, except in either case due to the Executive's death, disability, or retirement at or after the normal retirement date; or

         (ii) (a) a Change in Control Related to Sale of Two Divisions occurs during the term of this Agreement; and either

                  (b) the Company terminates the Executive's employment within forty-five (45) days prior to the Change in Control Related to the Sale of Two Divisions for reasons other than "Cause". For purposes of this Agreement, "Cause" shall mean cause as defined in Section 5.2 of the Agreement of Employment (the "Employment Agreement") by and between the Company and the Executive dated June 19, 1997, as amended; or

                  (c) the Executive's employment is terminated within three (3) years following the Change in Control Related to Sale of Two Divisions either (i) by the Company, without Cause , or (ii) by the Executive, for any reason, provided in the case of a termination by the Executive, the Executive provides the Company with nine (9) months prior written notice of such termination and the circumstances listed in Section 4.4(c) of the Employment Agreement exist at the time of the notice and continues through the nine (9) month notice period;

                  and except in the case of either (b) or (c) due to the Executive's death, disability, or retirement at or after the normal retirement date.

4.       Amendment to Subsection IV2(d) - Accelerated Vesting Schedules.

         Subsection IV2(d), Accelerated Vesting Schedules, shall be deleted in its entirety and replaced with the following:

                  (d) Accelerated Vesting Schedules - All stock options and restricted stock granted to the Executive shall immediately vest in full. Moreover, the Executive shall be entitled to receive immediately upon such termination the cash value of any long term incentives payable to the Executive under any long term incentive compensation plans including, but not limited to, the Company's 1994 Long Term Incentive Plan, in which the Employee is then participating calculated as of the date of the Executive's termination, regardless of any provisions in such plans requiring continued employment with the Company. If the Executive informs the Company that the Executive desires to exercise any or all of the stock options granted which have been vested (including such options which have vested pursuant to this paragraph (d)) immediately prior to the Executive's termination of employment, then the Company, in its sole discretion, shall either (a) register the underlying shares of the Company's common stock for sale to the public, pursuant to a registration statement filed by the Company with the Securities and Exchange Commission within 180 days of the termination of the Executive's employment; or (b) purchase from the Executive the stock options which the Executive desires to exercise. If the Company elects to purchase the stock options, the purchase price to be paid by the Company for each such option being purchased shall be the difference between the last sale price of the Company's common stock on the NASDAQ National Market on the day prior to the date of termination and the exercise price of the option. The registration of the restricted stock shall be governed by the provisions of subsection 4.4(d) of the Agreement of Employment between the Company and the Executive, dated as of June 19, 1997, as amended.

5. Reaffirmation. Except as expressly modified in this Amendment, the Company and the Executive hereby ratify and confirm each and every provision of the Change in Control Agreement.

6. Severability. If any provision of the Change in Control Agreement, as amended by this Amendment, is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

7. Amendment. The Change in Control Agreement and this Amendment may be amended or modified only by a written instrument executed by the Company and the Executive.

8. Governing Law. This Amendment shall be governed in all respects by the law of the State of Ohio.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            BALDWIN PIANO & ORGAN COMPANY


                                            By: /s/ William Connell
                                               ---------------------------

                                            Printed Name: William Connell
                                                         -----------------

                                            Title: Director
                                                  ------------------------


                                            EXECUTIVE

                                                /s/ Karen L. Hendricks
                                               ---------------------------
                                                    KAREN L. HENDRICKS